Exhibit 99.1

May 10, 2010

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT THE
2010 NAPTP MLP INVESTOR CONFERENCE

HOUSTON — Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills and Jeffrey P. Wood, the Chief Executive Officer and Chief Financial Officer of Eagle Rock Energy G&P, LLC, respectively, will be presenting at the 2010 National Association of Publicly Traded Partnerships MLP Investor Conference in Old Greenwich, CT on Thursday, May 13 at 10:15am Eastern Time.  In addition, Mr. Mills and Mr. Wood will be conducting investor meetings at the conference.  Eagle Rock Energy G&P, LLC is the general partner of the Partnership’s general partner.

The slideshow presentation that will accompany the remarks made by Mr. Mills and Mr. Wood during these sessions will be available on the Partnership’s website, www.eaglerockenergy.com under Investor Relations — Presentations.

CONTACT:

Eagle Rock Energy Partners, L.P.

Jeffrey P. Wood

Senior Vice President and Chief Financial Officer

P: (281) 408-1203

Adam K. Altsuler

Senior Financial Analyst

P: (281) 408-1350